Exhibit 99.1

Investor Contact: Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Chuck Hunter, CEO (760) 448 — 9700 xenonics@xenonics.com
Xenonics On Track to More Than Double Revenue
in Fiscal 2008 Versus Fiscal 2007
Expects to Double Revenue Again in Fiscal 2009 Versus Fiscal 2008
SuperVision Now In Use By More Than 100 Police and Government Agencies
CARLSBAD, CALIFORNIA — November 3, 2008 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in high-intensity illumination and high-definition night vision technologies, announced today that the Company expects to report that revenue more than doubled for the fiscal year ended September 30, 2008 compared to revenue of $5.0 million reported for fiscal 2007. “With NightHunter 3, our newest, most advanced illumination device, now shipping, and our patented SuperVision high-definition night vision system now in use by more than 100 police and government agencies, we are on track to double our sales again in fiscal 2009 versus fiscal 2008,” said Chief Executive Officer Chuck Hunter. The Company plans to report its audited financial results for fiscal 2008 in December.
“A key element of our marketing strategy for our NightHunter and SuperVision products is an aggressive schedule of participation in police, fire, defense and homeland security conferences around the world. This coming week Xenonics will have a major presence at the International Association of Chiefs of Police (IACP) conference in San Diego. In just the past few weeks, our products have been featured at the prestigious international Shepard Night Vision Conference in London, the year’s most important U.S. Army show in D.C., the largest U.S. Marine show in Quantico, the U.S. Army Infantry conference, the annual National Guard conference, the National Tactical Officers Association (NTOA) conference, and the American Society for Industrial Security (ASIS) conference. As we anticipated, these efforts are paying off in the steady expansion of our customer base that should support our growth in the years to come,” Hunter said.
About Xenonics
Xenonics Holdings, Inc. (AMEX:XNN) develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.
Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.
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2236 Rutherford Road Suite 123 Carlsbad, CA 92008
(760) 448 9700 fax (760) 438 1184 www.xenonics.com email xenonics@xenonics.com